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                                                                    EXHIBIT 22

                                                               MINNESOTA MINING AND MANUFACTURING COMPANY
                                                                      AND CONSOLIDATED SUBSIDIARIES

                                                                         PARENT AND SUBSIDIARIES

                                                                                      Percentage of
                                                                                      Voting Securities
                                                          Organized Under             Beneficially Owned
Name of Company                                           Laws of                     by Registrant
___________________________________________               _______________             __________________
Registrant:
  Minnesota Mining and Manufacturing Company               Delaware

Consolidated subsidiaries of the registrant:
  Eastern Heights State Bank of Saint Paul                 Minnesota                          99
  Media Networks, Inc.                                     Delaware                          100
  National Advertising Company                             Delaware                          100
  3M Unitek Corporation                                    California                        100
  3M Argentina S.A.C.I.F.I.A.                              Argentina                         100
  3M Australia Pty. Limited                                Australia                         100
  3M Oesterreich GmbH                                      Austria                           100
  3M Belgium S.A./N.V.                                     Belgium                           100
  Seaside Insurance Limited                                Bermuda                           100
  3M do Brasil Limitada                                    Brazil                            100
  3M Canada Inc.                                           Canada                            100
  3M A/S                                                   Denmark                           100
  Suomen 3M Oy                                             Finland                           100
  3M France, S.A.                                          France                            100
  3M Deutschland GmbH                                      Germany                           100
  3M Hong Kong Limited                                     Hong Kong                         100
  3M ltalia Finanziaria S.p.A.                             Italy                             100
  Sumitomo 3M Limited                                      Japan                              50
  3M Health Care Limited                                   Japan                              75
  3M Korea Limited                                         Korea                              60
  3M Mexico, S.A. de C.V.                                  Mexico                            100
  Distribution Services International B.V.                 Netherlands                       100
  3M Nederland B.V.                                        Netherlands                       100
  3M (New Zealand) Limited                                 New Zealand                       100
  3M Norge A/S                                             Norway                            100
  3M Puerto Rico, Inc.                                     Puerto Rico                       100
  3M Singapore Private Limited                             Singapore                         100
  3M South Africa (Proprietary) Limited                    South Africa                      100
  3M Espana, S.A.                                          Spain                             100
  3M Svenska AB                                            Sweden                            100
  3M (East) A.G.                                           Switzerland                       100
  3M (Schweiz) A.G.                                        Switzerland                       100
  3M Taiwan Limited                                        Taiwan                            100
  3M Thailand Limited                                      Thailand                          100
  3M United Kingdom P.L.C.                                 United Kingdom                    100
  3M Venezuela, S.A.                                       Venezuela                         100

NOTE:  Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subs

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